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                                                                     Exhibit 4.3


                        AGREEMENT AND IRREVOCABLE PROXY

    This AGREEMENT AND IRREVOCABLE PROXY (this "Agreement"), dated as of July 21, 1995, is by and among Lawrence F. Halpert ("Halpert"), and each of the undersigned (each of whom, excluding Halpert, is hereinafter individually called a "Stockholder" and all of whom are collectively called the "Stockholders").

                                    RECITALS

    A. Each Stockholder is the registered holder of that number of shares of the common stock, par value $0.0001 per share (the "Common Stock"), the Class B Convertible Preferred Stock, par value $0.0001 per share (the "Class B Preferred Stock"), and options (the "Options") to acquire shares of the Common Stock, of DentalCo, Inc., a Maryland corporation (the "Company"), as set forth under each Stockholder's name on the signature page hereto;

    B. Pursuant to that certain Preferred Stock Purchase Agreement, dated as of even date herewith, by and between the Company and Grotech Partners IV, L.P. and Merchant Partners, L.P. (the "PSPA"), the Company will sell to the foregoing named entities that number of its securities set forth therein;

    C. Halpert has required, as a condition precedent to the Company's execution and delivery of the PSPA, that the Stockholders execute and deliver this Agreement.

    D. The Stockholders and Halpert desire to join together by this Agreement to ensure that they shall at all times collectively control the business operations of the Company by voting as a group that number of shares of capital stock of the Company equal to or greater than fifty percent (50%) of the shares of capital stock of the Company entitled to vote;

    NOW, THEREFORE, in consideration of the foregoing and the execution of this Agreement by each of the other Stockholders, the receipt and sufficiency of which are hereby acknowledged by the Stockholders, the parties hereto agree as follows:

        1. Each Stockholder hereby revokes any and all previous proxies granted with respect to any shares of capital stock or options of the Company owned by him.

        2. Each Stockholder hereby irrevocably constitutes and appoints Halpert as his true and lawful proxy and attorney-in-fact, with full power of substitution, for and in his name, place and stead, to call and attend any and all meetings of the stockholders of the Company and any adjournments thereof, to execute any and all written consents of stockholders of the Company, and to vote all shares of capital stock of the Company presently or at any future time owned beneficially or of record by such Stockholder, including any and all securities having voting rights issued or issuable in respect thereof, which such Stockholder is entitled to vote (all of the foregoing being collectively referred to as the "Shares"), and to represent and otherwise act as the

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    Stockholder could act, in the same manner and with
    the same effect as if such Stockholder were personally present, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment thereof (a "Meeting"), or pursuant to any written consent in lieu of a Meeting or otherwise.

        3. Each Stockholder hereby covenants and agrees that he will not vote at any Meeting or take any action by written consent of stockholders in lieu of a Meeting on any matter whatsoever in contravention of the provisions of this Agreement, and will promptly provide Halpert with copies of any stockholder notices given by the Company and received by the Stockholder.

        4. Each Stockholder hereby covenants and agrees that he will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Shares, or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares unless and until such Stockholder shall have taken all actions (including, without limitation, the endorsement of a legend on the certificates evidencing such Shares) reasonably necessary to ensure that such Shares shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Shares to execute and deliver to Halpert an Agreement substantially in the form of this Agreement.

        5. Each Stockholder represents and warrants to Halpert that (i) he has full power and authority to enter into this Agreement and to grant the proxy herein contained, and to perform his obligations hereunder, (ii) as of the date hereof, the Shares consist of that number of shares of capital stock of the Company and Options owned of record by him that are set forth opposite below his name on the signature page hereto, (iii) he owns such Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever, except as set forth in any agreement to which Halpert is also a party and as provided in the Company's Amended and Restated Articles of Incorporation (the "Charter"), (iv) he has the present power and right to vote all of the Shares (except for the Options), and (v) except as provided herein, he has not granted any proxy, power-of-attorney or other authorization or interest with respect to any of such Shares, deposited such Shares into a voting trust or entered into any voting agreement or other arrangement with respect to the voting of such Shares.

        6. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the provisions thereof relating to conflicts of law.

        7. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

        8. This Agreement shall terminate at the earliest of (i) the date of Halpert's death, or (ii) ten years from the date hereof.

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        9.  EACH STOCKHOLDER AGREES THAT THE PROXY GRANTED HEREIN AND ALL OTHER
    POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND, EXCEPT AS PROVIDED IN PARAGRAPH 8 ABOVE, SHALL NOT BE TERMINATED BY ANY ACT OF THE STOCKHOLDER, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.

        10. The parties hereto acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties hereto agree that this Agreement, including the proxy granted herein, shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to Halpert for any breach of any agreement, covenant or representation of the other hereunder.

        11. Each Stockholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Halpert to be necessary or desirable to complete the proxy granted herein or to carry out the provisions hereof. The certificates or documents evidencing the Shares shall bear a restrictive legend indicating that they are subject to the terms of this Agreement and may not be transferred, except in compliance with the terms hereof.

        12. If any provision of this Agreement should ever be adjudicated to exceed the time or other limitations permitted by Maryland law, then such provision shall be deemed reformed in such jurisdiction to the maximum time or other limitations permitted by Maryland law.

        13. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

        14. The Recitals hereto are specifically made a part of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  Signature pages follows.]


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Witness:


                                       By: /s/ Lawrence F. Halpert     (SEAL)
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                                       Dr. Lawrence F. Halpert




Witness:


                                       By: /s/ Sheldon J. Wollman      (SEAL)
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Witness:                               Dr. Sheldon J. Wollman




Witness:


                                       By: /s/ Herbert L. Livingston   (SEAL)
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                                       Dr. Herbert L. Livingston




Witness:


                                       By: /s/ Neil C. Goodrich        (SEAL)
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                                       Dr. Neil C. Goodrich




Witness:


                                       By: /s/ Martin N. Narun         (SEAL)
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                                       Dr. Martin N. Narun




Witness:


                                       By:  /s/ Carl J. Sardegna      (SEAL)
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                                       Carl J. Sardegna

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